Exhibit 99.1

Vision Sensing Acquisition Corp. Receives Positive Ruling from Nasdaq Hearings Panel

New York, NY — April 19, 2024 — Vision Sensing Acquisition Corp. (NASDAQ: VSACU, VSAC, VSACW) (the “Company” or “VSAC”), a special purpose acquisition company, issues an update regarding the previously announced staff determination letter (the “Letter”) received on January 17, 2024, from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company of the determination from the Nasdaq Staff (the “Staff”).

As stated, the Letter was issued to the Company as the Company is not in compliance with the market value requirement as set forth Listing Rule 5450(b)(2)(A) (the “Market Value Requirement”), and the minimum 400 total holders requirement, as is required by Listing Rule 5450(a)(2) (the “Total Holders Requirement”). The Letter also states that the Company has not yet filed its Form 10-Q for the period ended September 30, 2023 (the “Filing”) and is therefore not in compliance with Listing Rule 5250(c)(1).

On January 23, 2024, the Company submitted an appeal to the appeal Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. This submission included a detailed Compliance Plan, to present to the Panel, to regain compliance with the Listing Rules and also requested a stay of the suspension of the Company’s securities. The Hearing request has stayed the suspension of the Company’s securities and the filing of the Form 25-NSE with the Securities and Exchange Commission (the “SEC”). On January 24, 2024, the Company was notified, by the Nasdaq Hearings Advisor, that the hearing is scheduled to be held on April 4, 2024. The Company’s securities are still eligible to trade on Nasdaq.

VSAC noted that the deficiencies related to the Market Value Requirement and the Total Holders Requirement are common for SPACs at the Company’s current stage of completing a planned transaction. In its Compliance Plan submitted to Staff, VSAC has noted that the recently announced business combination with Mediforum Co., Ltd. (“Mediforum”) will automatically resolve these deficiencies. The Company also noted that, if necessary, it can also consider implementing alternative solutions to the deficiencies to regain compliance with (a) the Market Value Requirement, by converting its Series B shares into Series A shares coupled with moving the company’s listing to the Nasdaq Capital Market and (b) the Total Holders Requirement, by working with outside agencies to increase the number of Total Holders to above the minimum requirement.

On, February 7, 2024, the Company filed the outstanding 10-Q and regained compliance with Listing Rule 5250(c)(1).

On April 4, 2024, the Company met with the Nasdaq Hearings Panel (“Panel”) and the Company management addressed Staff’s concerns regarding timing issues in the business combination and presented a viable, concrete plan to regain compliance within the Panel’s discretionary period while continuing to pursue a business combination.

On April 17, 2024, the Panel granted the request of VSAC to continue its listing on The Nasdaq Stock Market subject to the condition that on or before July 15, 2024, the Company will transfer its listing from the Nasdaq Global Market to the Nasdaq Capital Market and comply with all the applicable listing requirements of the Nasdaq Capital Market.  The Company must provide prompt notification of any significant events that occur during this period that may affect the Company’s compliance with the Nasdaq requirements, and the Nasdaq Hearing Panel reserves the right to reconsider the extension based on any event, condition or circumstance that exists or develops that would, in the opinion of the panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted.  The Company intends to vigorously pursue its plan to return to compliance with the Nasdaq listing criteria on or prior to July 15, 2024.

The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in the filing.

About Vision Sensing Acquisition Corp.

Vision Sensing Acquisition Corp. (“VSAC”) is a Special Purpose Acquisition Company (“SPAC”) that has been established to focus on the acquisition of vision sensing technologies (“VST”) including hardware solutions (chips / modules / systems), related application software, artificial intelligence and other peripheral technologies that assist to integrate and/or supplement VST applications. For more information visit www.vision-sensing.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. the Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, risks and uncertainties described in reports and other public filings with the SEC by the Company, including the Company’s Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 24, 2023 and its most recent Forms 10-Q, as filed with the SEC on May 15, 2023 and August 28, 2023. These risk factors are not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. There may be additional risks that the Company does presently know, or that the Company currently believes are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Contacts

For Vision Sensing Acquisition Corp.:

George Peter Sobek, Chairman and CEO

georgesobek@hotmail.co.uk

SOURCE: Vision Sensing Acquisition Corp.